SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of  the  Commission  Only  (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                          OMNIS TECHNOLOGY CORPORATION


                (Name of Registrant as Specified In Its Charter)

                            -------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)   Title of each class of securities to which transaction applies:

       (2)   Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)   Proposed maximum aggregate value of transaction:

       (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount Previously Paid:

       (2)   Form, Schedule or Registration Statement No.:

       (3)   Filing Party:

       (4)   Date Filed:


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Deloitte & Touche LLP
60 South Market Street
Suite 800
San Jose, CA 95113-2303

Tel: 408-998-4000
www.us.deloitte.com

                                                         Deloitte
                                                         & Touche


October 20, 2000

Securities and Exchange Commission
450 5th Street, NW
Washington, D.C.  20549

Dear Sirs/Madams:

We have read the paragraph under the caption "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" contained in the Proxy Statement of Omnis Technology Corporation (Company) dated October 10, 2000. We are not in a position to comment as to whether the Company had any disagreements or reportable events, as defined, in connection with audits of its financial statements for the years ended March 31, 1999 or March 31, 2000, as we resigned as the Company's independent auditors on November 10, 1998 and did not audit any of the Company's financial statements subsequent to March 31, 1998.

However, we reaffirm as of the date hereof the statement made in our previous letter to the Securities and Exchange Commission dated November 11, 1998 to the effect that we have read and agree with the comments in Item 4 of the Current Report on Form 8-K of the Company dated November 10, 1998, which comments, among other things, refer to the absence of disagreements and reportable conditions, as defined, for the fiscal year ended March 31, 1998 and through our resignation date of November 10, 1998.

Yours truly,


/s/ Deloitte & Touche LLP
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